As filed with the Securities and Exchange Commission on February 11, 1994.
                                      Registration Statement No. 33-_______

                     SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549
                            ____________________
                                  FORM S-8
                         REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                            ____________________

                             TULTEX CORPORATION
                (Exact name of Issuer as specified in Charter)

Virginia                                                      54-0367896
(State or other jurisdiction of     (I.R.S. Employer Identification Number)
 incorporation or organization)            22 East Church Street
                                       Martinsville, Virginia  24115
                    (Address of principal executive office, including zip code)


                    TULTEX CORPORATION SALARIED EMPLOYEES'
                          COMMON STOCK PURCHASE PLAN
                           (Full title of the Plan)
                          ____________________

                             James M. Baker
                               Secretary
                           Tultex Corporation
                         22 East Church Street
                      Martinsville, Virginia  24115
                            (703) 632-2961
    (Name, address, including zip code, and telephone number including area code, of agent for service)

                            With copies to:

                          Lathan M. Ewers, Jr.
                           Hunton & Williams
                      Riverfront Plaza, East Tower
                         951 East Byrd Street
                      Richmond, Virginia 23219-4074
                        ____________________

                    CALCULATION OF REGISTRATION FEES




                                           Proposed maximum    Proposed maximum
Title of securities      Amount to be       offering price        aggregate           Amount of











to be registered         registered           per share         offering price     registration fee
Common Stock, $1 par
value                  925,000 shares          $6.0625*           $5,607,812.50        $1,934.00

 * Estimated solely for the purpose of computing the registration fee.  This amount was calculated pursuant to Rule 457(c) based on a market value of $6.0625 per share, which is the average of the high and low prices of the Common Stock on the New York Stock
Exchange on February 9, 1994, as reported in the Wall Street Journal.


                                                 PART I

                          INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

        Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

        Not required to be filed with the Commission.


                                                 PART II

                           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

        The following documents filed by Tultex Corporation (the "Company") with the Commission (File No. 1-8016) are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K for the fiscal year ended January 2, 1993; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended April 3, 1993; July 3, 1993; and October 2, 1993; and
(iv) the Company's Registration Statement on Form 8-A containing a description of the Company's Common Stock (the "Common Stock").

        All annual reports of the Tultex Corporation Salaried Employees' Common Stock Purchase Plan (the "Plan") filed by the Plan pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the Prospectus and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of the Prospectus to the extent that a statement contained herein or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes such earlier statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Prospectus.












Item 4.  Description of Securities.

        Not applicable.

Item 5.  Interests of Named Experts and Counsel.

        Not applicable.

Item 6.  Indemnification of Directors and Officers.

        The Virginia Stock Corporation Act permits, and the Company's Articles of Incorporation (the "Articles") require, indemnification of the Company's directors and officers in a variety of circumstances that may include liabilities under the Securities Act of 1933, as amended (the "Securities
Act"). Under sections 13.1-697 and 13.1-702 of the Virginia Stock Corporation Act, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful. The Company's Articles require indemnification of any person with respect to certain liabilities incurred in connection with any proceeding to which that person is made a party by reason of (i) his service to the Company as a director or officer, or (ii) his service as director, officer, trustee or partner to some other enterprise at the request of the Company, except in the case of willful misconduct or a knowing violation of criminal law. In addition, the Company carries insurance on behalf of directors, officers, employees and agents that may cover liabilities under the Securities Act. As permitted by the Virginia Stock Corporation Act, the Company's Articles provide that in any proceeding brought by a shareholder of the Company in the right of the Company or brought by or on behalf of shareholders of the Company, no director or officer of the Company shall be liable to the Company or its shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, whether prior or subsequent to the effective date of such Articles, except for liability resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.

Item 7.  Exemption from Registration Claimed.

        Not applicable.

Item 8.  Exhibits.

Exhibit No.

4.1 Restated Articles of Incorporation (Incorporated herein by reference from Exhibit 3.1 of the Company's Annual Report on Form 10-K for the year ended December 29, 1990 (Commission File No. 1-8016).

4.2 Articles of Amendment to the Restated Articles of Incorporation (Incorporated herein by reference from Exhibit 3 to the Company's Current Report on Form 8-K dated January 31, 1992).

4.3 Bylaws of the Company (Incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended January 2, 1993).












4.4 Rights Agreement dated March 22, 1990 between the Company and Sovran Bank, N.A., as Rights Agent (subsequently amended to appoint Wachovia Bank of North Carolina, N.A. as Rights Agent) (incorporated herein by reference to
Exhibit 4.1 of the Company's Current Report on Form 8-K dated March 22, 1990).

4.5     Tultex Corporation Salaried Employees' Common Stock Purchase Plan.

5       Opinion of Hunton & Williams as to the legality of the securities being registered.

23.1    Consent of Price Waterhouse.

23.2    Consent of Coopers & Lybrand.

23.3 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

24      Powers of Attorney for Officers and Directors (included on signature page).

Item 9.  Undertakings

        (a)     The Company hereby undertakes:

                1. To file, during any period in which offers or sales are made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment
                                thereof) which, individually or in the
aggregate, represent a fundamental change in the information set forth in the registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.












                3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                               SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Martinsville, State of Virginia, on this 11th day of February, 1994.


                                                TULTEX CORPORATION
                                                    (Registrant)



                                     By  /s/ John M. Franck
                                         John M. Franck,
                                         Chairman and Chief Executive Officer

                                            POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 11, 1994. Each of the directors and/or officers of Tultex Corporation whose signature appears below hereby appoints Don P. Shook, Lathan M. Ewers, Jr. and David M. Carter, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Commission any and all amendments, including post-effective amendments, to this registration statement, making such changes in the registration statement as appropriate, and generally to do all such things in their behalf in their capacities as officers and directors to enable Tultex Corporation to comply with the provisions of the Securities Act of 1933, and all requirements of the Securities and Exchange Commission.


                    Signature                             Title
By      /s/ John M. Franck                      Chairman, Chief Executive
       John M. Franck                           Officer and Director
                                                (Principal Executive Officer)

By      /s/ Don P. Shook                        Vice President-Finance and
        Don P. Shook                            Administration
                                                (Principal Financial Officer)

By      /s/ Suzanne H. Wood                     Controller
        Suzanne H. Wood                         (Principal Accounting Officer)

By      /s/ Charles W. Davies, Jr.              Director
        Charles W. Davies, Jr.


By      /s/ Lathan M. Ewers, Jr.                Director
        Lathan M. Ewers, Jr.

By      /s/ William F. Franck                   Director
        William F. Franck

By      /s/ J. Burness Frith                    Director
        J. Burness Frith

By      /s/ Irving M. Groves, Jr.               Director
        Irving M. Groves, Jr.

By      /s/ H. Richard Hunnicutt, Jr.           Director
        H. Richard Hunnicutt, Jr.


By      /s/ Bruce M. Jacobson                   Director
        Bruce M. Jacobson

By      /s/ Richard M. Simmons, Jr.             Director
        Richard M. Simmons, Jr.

By      /s/ John M. Tully                       Director
        John M. Tully













                                   SECURITIES AND EXCHANGE COMMISSION
                                          WASHINGTON, DC 20549


                                          ____________________







                                                EXHIBITS

                                               filed with

                                         REGISTRATION STATEMENT

                                                   on

                                                FORM S-8

                                                  UNDER

                                       THE SECURITIES ACT OF 1933


                                          ____________________







                                           TULTEX CORPORATION
                                        SALARIED EMPLOYEES' STOCK
                                              PURCHASE PLAN
                                        (full title of the plan)







                                              EXHIBIT INDEX


           Exhibit No.
                                                   Description

              4.1 Restated Articles of Incorporation (Incorporated herein by reference from
                                     Exhibit 3.1 of the Company's Annual Report











                                     on Form 10-K for the year ended
                                     December 29, 1990 (Commission File No.
                                     1-8016).

              4.2 Articles of Amendment to the Restated Articles of Incorporation (Incorporated herein by reference from Exhibit 3 to the Company's Current Report on Form 8-K dated January 31, 1992).

              4.3 Bylaws of the Company (incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended January 2, 1993).

              4.4 Rights Agreement dated March 22, 1990 between the Company and Sovran Bank, N.A., as Rights Agent (subsequently amended to appoint Wachovia Bank of North Carolina, N.A. as Rights Agent) (incorporated herein by reference to
                                     Exhibit 4.1 of the Company's Current
                                     Report on Form 8-K dated March 22, 1990).

              4.5 Tultex Corporation Salaried Employees' Common Stock Purchase Plan.

              5 Opinion of Hunton & Williams as to the legality of the securities being registered.

             23.1                    Consent of Price Waterhouse.

             23.2                    Consent of Coopers & Lybrand.

             23.3 Consent of Hunton & Williams (included in the opinion filed as Exhibit 5 to the Registration Statement).

             24 Powers of Attorney for Officers and Directors (included on signature page).